SECURITY AGREEMENT

This Security Agreement is entered into this 21th  day of May , 2010, by and between Vuzix Corporation, a Delaware corporation, with an address at 75 Town Centre Drive, Rochester, NY 14623 (the "Debtor") and Kopin Corporation, a Delaware Corporation having an address at 200 John Hancock Road, Taunton, Massachusetts  02780( the "Secured Party").

ARTICLE I
DEFINITIONS

All words and terms used in this Agreement shall have the meanings as set forth in the following Sections; and where not otherwise defined herein, they shall be deemed to have the meanings accorded to them in the New York Uniform Commercial Code, as amended from time to time (the "UCC").

Section 1.1           "Agreement" shall mean this Security Agreement and all documents and instruments executed and delivered in conjunction herewith.

Section 1.2           "Collateral" shall mean the property subject to the security interest created by this Agreement, being all of the Debtor's personal property of every kind and nature and wherever located, now owned or hereafter acquired, and the proceeds thereof, as follows:

(a)           All of Debtor's Accounts (as defined in Section 9-106 of the UCC) whether secured or unsecured, now existing or hereafter acquired, and the proceeds thereof (the "Accounts");

(b)           All of Debtor's Instruments (as defined in Section 9-105(1)(i) of the UCC), now owned or hereafter acquired and the proceeds thereof;

(c)           All of Debtor's Chattel Paper (as defined in Section 9-105(1)(b) of the UCC), now owned or hereafter acquired and the proceeds thereof;

(d)           All of Debtor's General Intangibles (as defined in Section 9-106 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "General Intangibles");

(e)           All of Debtor's Inventory (as defined in Section 9-109(4) of the UCC), now existing or hereafter acquired and the proceeds thereof (the "Inventory");

(f)           All of Debtor's Equipment (as defined in Section 9-109(2) of the UCC), all attachments, accessories, parts or tooling related thereto and all replacements for the foregoing, in each case now existing or hereafter acquired, and the proceeds thereof (the "Equipment");

(g)           All of Debtor's Insurance with respect to the Inventory, General Intangibles, Fixtures, Equipment, Goods and other Collateral against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired and the proceeds thereof, and all insurance insuring the payment of Accounts, now owned or hereafter acquired, and the proceeds thereof (collectively, the "Insurance");

(h)           All goodwill, trade names, trademarks, trade secrets, know-how, inventions, patents, patent applications, copyrights and other intellectual property now owned or hereafter acquired by Debtor, or any rights of Debtor with respect to any of the foregoing, whether or not any of the same are covered in other categories of this Section 1.2, and the proceeds thereof;

(i)            All of Debtor's Documents of Title (as defined in Section 1-201-(15) of the UCC), now existing or hereafter acquired, and the proceeds thereof;

(j)            All of Debtor's Goods (as defined in Section 2-105(1) of the UCC), now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Section 1.2, and the proceeds thereof (the "Goods");

(k)           All of Debtor's Fixtures (as described in Section 9-313 of the UCC), now existing or hereafter acquired and the proceeds thereof (the "Fixtures");

(l)            All of Debtor’s Investment Property (as defined in Section 9-115 of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Investment Property");

(m)           All of Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Sections (a) through (l) above;

(n)           All of Debtor's rights as a seller of goods under Article 2 of the UCC with respect to the Inventory, and as to goods represented by or securing any of the Accounts, all Debtor's rights therein including, without limitation, rights of stoppage in transit, replevin and reclamation;

(o)           All guarantees, mortgages or real or personal property leases or other agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; and

(p)           All sums at any time standing to Debtor's credit on Secured Party's books, and all moneys, securities and other property of Debtor at any time in Secured Party's possession or in which Secured Party has a lien or security interest, and all proceeds thereof.

Section 1.3          "Obligation" shall mean any and all liabilities and obligations of the Debtor to the Secured Party pursuant to or represented by a Secured Promissory Note (the "Note") of even date herewith, issued to Secured Party pursuant to a Revolving Line of Credit Trade Agreement between Debtor and Secured Party, also of even date herewith.

ARTICLE II
SECURITY INTEREST

As security for the payment of the Obligation, the Debtor hereby grants to Secured Party a security interest in the Collateral.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR

The Debtor represents, warrants and covenants, and shall be deemed to do so continually as long as this Agreement shall remain in force, that:

Section 3.1          Ownership of Collateral.  It is the owner of the Collateral, with good, marketable and indefeasible title thereto, free of all liens, security interests, claims, liabilities, mortgages, leases, pledges, encumbrances, restrictions, charges or imperfections of title whatsoever, except for the security interest of the Secured Party and as otherwise indicated on Schedule A.

Section 3.2           Authority.  The Debtor is authorized to enter into and implement this Agreement and has taken all necessary actions, corporate or otherwise, in relation to such authorization.

Section 3.3           Maintenance of Collateral.  The Debtor shall continually take such steps as may be necessary and prudent to protect the interest of Secured Party in the Collateral including, but not limited to the following:

(a)           Maintain and records relating to the Collateral and allow Secured Party or its representatives access to such records and the Collateral at all reasonable times for the purpose of examination, verification, copying, extracting and other reasonable purposes as Secured Party may require;

(b)           Execute and deliver to Secured Party such financing statements and/or other and further documentation as Secured Party may deem reasonably necessary or advisable in order to evidence, effectuate or perfect its security interest in the Collateral;

(c)           Defend the Collateral against all claims and demands of third parties at any time claiming the same or any interest therein, except buyers of Inventory in the ordinary course of the Debtor's business; provided, however, that the Debtor may grant security interests in some or all of the Collateral in order to secure the payment of Senior Debt, as such term is defined in Section 6.1;

(d)           Not without prior written consent of Secured Party sell, transfer or otherwise dispose of the Collateral or any interest therein, in bulk or otherwise, except for (i) the sale of Inventory in the ordinary course of business, (ii) the granting of security interests to secure the repayment of Senior Debt, as such term is defined in Section 6.1 and (iii) the factoring of accounts receivable for the purpose of obtaining funds for use in the ordinary course of Debtor’s business;

(e)           Notify Secured Party in the event of material loss or damage to the Collateral or of any material adverse change in the Debtor's business or the Collateral, or of any other occurrences which could materially and adversely affect the security of Secured Party;

(f)            Pay all expenses incurred in the manufacture, delivery, storage or other handling of the Collateral and all taxes which are or may become a lien on the Collateral, promptly when due, and in any event reimburse Secured Party, on demand, for any expenses which she might incur in satisfying such expenses or taxes; and

(g)           Maintain insurance on the Collateral of such types, coverage, form and amount as is usually carried on similar property by similar enterprises and shall supply Secured Party with certificates as to the continuance of such insurance, at its request.  All such insurance shall be payable to Secured Party and the Debtor as their interests shall appear.  Insurance proceeds received by Secured Party shall be applied by its against the Obligations, whether or not then due.  Debtor shall timely make, file, settle and adjust all claims under all such insurance, provided, that Secured Party shall have the right at its election, to do so directly or to direct the Debtor in taking such action.

Section 3.6           Reimbursement to Secured Party.  All expenses of Debtor paid by Secured Party pursuant to paragraphs (f) or (g) of Section 3.5 shall be reimbursed by Debtor on demand, shall be Obligations secured hereby, and shall bear interest, payable on demand, from the date of Secured Party's payment of such expenses until payment in full is made by Debtor, at the highest rate charged from time to time on the Obligation.

ARTICLE IV
EVENTS OF DEFAULT

Any of the following events or occurrences shall constitute an "event of default" under this Agreement:

(a)           The failure to pay when due any amount due under the Obligation, whether upon demand, at maturity, by acceleration or otherwise; or the occurrence of an Event of Default as specified in the Note.

(b)           The attachment or restraint of any of the Collateral or the same being subject at any time to any mandatory court order or other legal process;

(c)           The failure of the Debtor to perform its duties as specified in, or the breach of any representation, warranty or covenant contained in or made pursuant to, this Agreement;

(d)           The failure in business, dissolution or termination of the existence of the Debtor;

(e)           Any petition in bankruptcy being filed by or against the Debtor, or any proceedings in bankruptcy or under any law relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Debtor, either through reorganization, composition, extension or otherwise; provided that, in the case of a petition or proceeding being commenced against the Debtor, it shall not have been dismissed within sixty (60) days of being filed or commenced.;

(f)           The making by the Debtor of an assignment for the benefit of creditors, or the taking advantage by Debtor of any insolvency law;

(g)           The appointment of any receiver of any property of the Debtor; or

(h)           The failure of the Debtor to perform its duties as specified in, or the breach of any representation, warranty or covenant contained in or made pursuant to, or any default, Event of Default or event which, with notice or lapse of time or both would constitute a default or Event of Default under, (i) any agreement, document or instrument evidencing or representing the Obligation, or (ii) any agreement, document, instrument, mortgage or guaranty executed in connection with or in any way securing or related to the Obligation.

ARTICLE V
RIGHTS OF SECURED PARTY

Section 5.1           General Rights.  The rights of Secured Party shall at all times be those of a secured party under the New York UCC in addition to and not in limitation of the rights provided under this Security Agreement.

ARTICLE VI
SUBORDINATION

Section 6.1           (a)           The security interest granted by this Agreement shall be and hereby is subordinated to any security interest granted in respect of Senior Debt and in respect of those obligations listed on Schedule A, until the full and final payment in cash of all such Senior Debt, whether now or hereafter incurred or owed by Debtor and all of those obligations listed on Schedule A.  Secured Party will not take or omit to take any action or assert any claim with respect to the Collateral which is inconsistent with the provisions of this Section 6.1.  Without limiting the foregoing, Secured Party will not take any action to foreclose or realize upon the Collateral or any part thereof except in connection with any action to foreclose or realize upon the Collateral by the holder of any Senior Debt but subject, in such event, to the payment of or satisfaction of the Senior Debt, or as may be permitted with the consent of the holders of all Senior Debt.  "Senior Debt" means all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created in favor of any lender to the Debtor in respect of money borrowed by the Debtor from such lender for use in the ordinary course of its business.

(b)           The security interest granted by this Agreement shall be and hereby is declared to be pari passu with any security interest granted by the Debtor in all or any part of the Collateral to any trade creditor of Debtor to secure the payment of the purchase price of goods or services provided by such trade creditor to the Debtor in the ordinary course of the Debtor’s business, and the Secured Party agrees to share its security interest in and the proceeds of any Collateral with any such trade creditor in proportion to the amount of the obligation of Debtor to Secured Party and all such trade creditors.
ARTICLE VI
MISCELLANEOUS

Section 7.1          Waivers.  The Debtor expressly waives notice of nonpayment, demand, presentment, protest or notice of protest in relation to the Obligations or the Collateral.  No delay or omission of Secured Party in exercising or enforcing any of its rights, powers, privileges, options or remedies under this Agreement shall constitute a waiver thereof, and no waiver by Secured Party of any default by the Debtor shall operate as a waiver of any other default.  This Agreement constitutes the entire agreement between the Debtor and Secured Party with respect to the security interest created and supersedes all prior written or oral communications or understandings with respect to the subject matter hereof.  No term or provision of this Agreement shall be waived, altered or modified except by written amendment signed by the parties.  All rights and remedies of Secured Party under this Agreement shall be cumulative and not alternative or exclusive, may be exercised by Secured Party at such time or times and in such order as Secured Party, in its sole discretion, may determine, and are for the sole benefit of Secured Party.  The exercise or failure to exercise such rights and remedies shall not result in liability to the Debtor or others except in the event of willful misconduct or bad faith by Secured Party, and in no event shall Secured Party be liable for more than it actually receives as a result of the exercise or failure to exercise such rights and remedies.

Section 7.2          Successors and Survival.  This Agreement shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns, and shall remain in force and effect until terminated by written agreement of the parties.  All representations, warranties and covenants shall survive the execution hereof.

Section 7.3          Notices.  Any notices under or pursuant to this Agreement shall be in writing and shall be delivered personally, or sent by registered or certified mail to the address of the parties as set forth above or to such other address as each Party may designate to the other from time to time.  Notices to the Debtor shall be effective when received or receipted for or three (3) days following mailing, whichever is sooner.

Section 7.4         Headings.  The headings of Articles and Sections in this Agreement are for convenience only.  They form no part of this Agreement and shall not affect its interpretation.

Section 7.5          Severability.  If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

Section 7.6          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within New York State, without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

Vuzix Corporation

By:	/s/ Paul Travers
Name: Paul Travers
Title: President

Kopin Corporation

By:	/s/ John C. C. Fan
Name: John C. C. Fan
Title: Chief Executive Officer

STATE OF NEW YORK
COUNTY OF MONROE       SS.:

On the _____ day of May, 2010, before me, personally appeared Paul Travers personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

SCHEDULE A

PRIOR SECURITY INTERESTS

•	Loan Payable to Bank of America - $100,000
•	Loan Payable to JP Morgan Chase - $112,500
•	Note Payable to Paul Travers - $209,208
•	Note Payable to Paul Travers – $215,500
•	Note Payable to Grant Russell - $100,000
•	Note Payable to John Burtis - $75,000
•	Note Payable to Vicente Gavieres - $50,000
•	Note Payable to Sally Burdick - $123,718
•	Note Payable to Vast Corporation - $1,000,000
•	Note Payable to Kopin Corporation - $746,500
•	End

SCHEDULE A TO UCC-1 FINANCING STATEMENT

All of the Debtor's personal property of every kind and nature and wherever located, now owned or hereafter acquired, and the proceeds thereof, as follows:

(a)	All of Debtor's Accounts (as defined in Section 9-106 of the UCC) whether secured or unsecured, now owned or hereafter acquired, and the proceeds thereof (the "Accounts");

(b)	All of Debtor's Instruments (as defined in Section 9-105(1)(i) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(c)	All of Debtor's Chattel Paper (as defined in Section 9-105(1)(b) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(d)	All of Debtor's General Intangibles (as defined in Section 9-106 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "General Intangibles");

(e)	All of Debtor's Inventory (as defined in Section 9-109(4) of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Inventory");

(f)
All of Debtor's Equipment (as defined in Section 9-109(2) of the UCC) and all attachments, accessories, parts or tooling relating thereto and all replacements for the foregoing, in each case now owned or hereafter acquired, and the proceeds thereof (the "Equipment");

(g)
All of Debtor's Insurance with respect to the Inventory, General Intangibles, Fixtures, Equipment and Goods against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired, and the proceeds thereof, and all insurance insuring the payment of Accounts, now owned or hereafter acquired, and the proceeds thereof;

(h)
All goodwill, trade names, trademarks, trade secrets, know-how, inventions, patents, patent applications, copyrights and other intellectual property, now owned or hereafter acquired by Debtor, or any rights of Debtor with respect to any of the foregoing, now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof;

(i)	All of Debtor's Documents of Title (as defined in Section 1-201-(15) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(j)
All of Debtor's Goods (as defined in Section 2-105(1) of the UCC), now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof (the "Goods");

(k)	All of Debtor's Fixtures (as described in Section 9-313 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Fixtures");

(l)	All of Debtor’s Investment Property (as defined in Section 9-115 of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Investment Property");

(m)
All of Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Sections (a) through (k) above;

(n)
All of Debtor's rights as a seller of goods under Article 2 of the UCC with respect to the Inventory, and as to goods represented by or securing any of the Accounts, all of Debtor's rights therein including, without limitation, rights of stoppage in transit, replevin and reclamation; and

(o)
All guarantees, mortgages and real or personal property leases or other written or oral agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; and

(p)
All sums at any time standing to Debtor's credit on Secured Party's books, and all moneys, securities and other property of Debtor at any time in Secured Party's possession or in which Secured Party has a lien or security interest, and all proceeds thereof.